As filed with the Securities and Exchange Commission on September 30, 2009
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diamond Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-2556965
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
600 Montgomery Street, 17th Floor
San Francisco, California 94111
(415) 445-7444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2005 Equity Incentive Plan
(Full title of the Plan)
Stephen Kim
Vice President, General Counsel
Diamond Foods, Inc.
600 Montgomery Street, 17th Floor
San Francisco, California 94111
415-445-7445
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Horace L. Nash, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount to be	Aggregate Offering	Aggregate Offering	Registration
to be Registered	Registered (1)	Price Per Share (2)	Price	Fee
Common Stock, par value $0.001 (3)	331,065(4)	$29.56	$9,786,281.40	$546.07

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares that become issuable under the plans of the Registrant referenced in this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on The NASDAQ Stock Market on September 23, 2009.

(3)	Attached to and trading with each share of common stock is a preferred stock purchase right. Each right entitles the holder, under the circumstances set forth in the Rights Agreement dated as of April 29, 2005 between the Registrant and Equiserve Bank and Trust, N.A., to purchase 1/100th of a share of Series A Junior Participating Preferred Stock. The preferred share purchase rights will be issued for no additional consideration. Accordingly, no additional registration fee is required.

(4)	Represents 331,065 shares automatically reserved for issuance under the Registrant’s 2005 Equity Incentive Plan.

PART I
PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.01
EX-23.02
EX-24.01

EXPLANATORY NOTE
     This registration statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8. This Registration Statement registers an aggregate of 331,065 additional shares of common stock automatically reserved on August 1, 2009 for issuance pursuant to awards under the Registrant’s 2005 Equity Incentive Plan pursuant to the terms of such plan.
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission on July 20, 2005 (registration number 333-126743), January 18, 2007 (registration number 333-140066) and September 25, 2008 (registration number 333-153672).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Not required pursuant to Rule 424 promulgated under the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.

24.01	Power of Attorney.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of September, 2009.

DIAMOND FOODS, INC.
By:	/s/ Michael Mendes
Michael J. Mendes
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Mendes Michael J. Mendes	Chief Executive Officer, President and a Director (Principal Executive Officer)	September 30, 2009

/s/ Steven M. Neil Steven M. Neil	Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2009

/s/ Jack Gilbert*	Director	September 30, 2009
Jack Gilbert

/s/ Joseph Silveira*	Director	September 30, 2009
Joseph Silveira

/s/ Robert Lea*	Director	September 30, 2009
Robert Lea

/s/ Dennis Mussell*	Director	September 30, 2009
Dennis Mussell

/s/ Steven M. Neil	Director	September 30, 2009
Steven M. Neil

/s/ Larry Baer*	Director	September 30, 2009
Larry Baer

/s/ Ed Blechschmidt*	Director	September 30, 2009
Ed Blechschmidt

/s/ Glen Warren*	Director	September 30, 2009
Glen Warren

/s/ Robert Zollars*	Director	September 30, 2009
Robert Zollars

*By:	/s/ Steven M. Neil
Steven M. Neil
Attorney-in-Fact

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EXHIBIT INDEX

Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.

24.01	Power of Attorney.

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